                                                                EXHIBIT 99.5
FOR IMMEDIATE RELEASE

                  PATRIOT SCIENTIFIC TO ACQUIRE METACOMP, INC.

          STRATEGIC ACQUISITION TO ACCELERATE OPERATING TRANSITION AND ENHANCE ENGINEERING SUPPORT FOR PATRIOT'S SHBOOM MICROPROCESSOR

San Diego, Calif., November 4, 1996 -- Patriot Scientific Corporation (OTC:
PTSC) announced today that it has signed a letter of intent to acquire at least 90% of the equity of Metacomp, Inc., located in San Diego, CA.

Metacomp, Inc. produces advanced high-performance digital telecommunication products and solutions. The company, founded in 1978, designs and manufactures data and telecommunications products and sub-systems that make up the integral components of the communication equipment being used to enhance current and future communication infrastructure. These include products used for high speed digital access of the Internet, remote access servers and equipment for video conferencing and digital telephony. Metacomp's products are also widely used in building hubs and bandwidth-on-demand applications for satellite communications.

Metacomp had revenues of over $2 million for the fiscal year ended July 31, 1996 and is on track for significant growth for 1997. The company recently emerged from reorganization and has been profitable for the last two fiscal years. Metacomp's products include innovative solutions based on PCI, IBM PC/AT bus, IBM PS/2 Microp Channel, VME bus and PCMCIA platforms which complement Patriot's ISDN products. Metacomp has a strong engineering and product support infrastructure for its sophisticated customers which include Motorola, Hewlett Packard, GE Capital Spacenet and AT&T.

"The acquisition of Metacomp brings strength and market focus to our communications products. It is a perfect blend of product lines, personnel and strategies to expand communication product sales, minimize costs and support customers," said Michael A. Carenzo, President and CEO of Patriot. "It allows Patriot personnel to focus on our ShBoom, radar and antenna technologies. Metacomp's engineering staff will enhance our ability to provide our customers with product design and technical support. Metacomp's strategy has been to build products for both the client and server sides of the burgeoning client/server architecture and with the addition of our consumer ISDN CyberShark line we will have a complete offering to our communications market." Carenzo added, "I am particularly excited with the addition of Dawson and Maitra to our senior management team. Their management, engineering , and operating talent will be greatly utilized in making Patriot successful in its rapidly growing markets." Norm Dawson, President and CEO of Metacomp will join Patriot's Board of Directors and manage Metacomp as a subsidiary consolidating Patriot's communications products. Jayanta Maitra, Metacomp's Vice President of Engineering, will also join Patriot as Vice President of Engineering.

Metacomp's CEO Norm Dawson mentioned, "With Metacomp's engineering talent and expertise, which include complex ASIC design, I foresee many applications integrated around the ShBoom processor that will deliver leading-edge communication solutions for the ongoing communication revolution. We are looking forward to working with Mike Carenzo and being part of positioning the Company for its phenomenal growth."

Dawson added "We are particularly attracted to the future of the patented ShBoom microprocessor technology. ShBoom's architecture is ideally suited for digital communications and can be employed to improve performance and reduce costs in existing and future communication products. The rapidly growing market for 32-bit embedded processors provides an excellent opportunity for our experienced design engineers to assist customers to achieve improved cost-performance in volume applications. We also see opportunities to work with Patriot's development team to develop new products based on the unique ShBoom architecture as well as expanding our ISDN consumer offering with Patriot's CyberShark line."

Terms of the transaction, pending conditional approval, include a stock exchange transaction valued at approximately $2.5 million for at least 90% of Metacomp's stock when the acquisition closes, which is currently planned for December 1996.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with planned acquisitions, the effect of changing economic conditions, trends in the microprocessor and communication products markets, variations in the Company's cash flow, customer product demand, market acceptance risks, risks associated with sourcing products offshore, technical development risks, seasonality and other risk factors detailed in the Company's Securities and Exchange Commission filings.

For more information on the company and its technologies, visit www.ptsc.com.

                                      # # #

               CONTACT: Patriot Scientific Corporation, San Diego
                          Paul K. Berlin, 619/679-4428

NOTE TO EDITORS: Product and company names are trademarks of the respective companies.